THIS FOURTH SUPPLEMENTAL INDENTURE (this “Fourth Supplemental Indenture”), entered into as of December 18, 2024 among Borr IHC Limited, an exempted company incorporated under the laws of Bermuda (the “Issuer”), Borr Finance LLC, a Delaware limited liability company (“FinanceCo”), Borr Natt Inc., a Marshall Islands corporation (“Natt”), Borr West Africa Assets Inc. a Marshall Islands corporation (“BWA”), Prospector Rig 5 Contracting Company Limited, a Cayman Islands exempted company limited by shares with company registration number 339041 (“PR5”) and Borr Natt Limited, a Mauritius limited company (“BNL” and, together with FinanceCo, Natt, BWA and PR5, the “Co-Issuers” and, together with the Issuer, the “Issuers”), Borr Vale Inc., a Marshall Islands corporation with registration number 89741 (the “Undersigned”), BNY Mellon Corporate Trustee Services Limited, as trustee (the “Trustee”) and Wilmington Trust (London) Limited, as security agent (the “Security Agent”). PREAMBLE WHEREAS, the Issuers (other than BNL), the Guarantors party thereto, the Trustee and the Security Agent entered into an Indenture, dated as of November 7, 2023 (the “Original Indenture”), relating to the Issuers’ 10.000% Senior Secured Notes due 2028 (the “2028 Notes”) and 10.375% Senior Secured Notes due 2030 (the “2030 Notes” and, together with the 2028 Notes, the “Notes”), as amended by (i) the first supplemental indenture, dated as of September 27, 2024, among the Issuers (other than BNL), the Trustee and the Security Agent (the “First Supplemental Indenture”), (ii) the second supplemental indenture, dated as of October 14, 2024, among the Issuers, the Trustee and the Security Agent (the “Second Supplemental Indenture”) and (iii) the third supplemental indenture, dated as of November 8, 2024, among the Issuers, Borr Gerd Limited, the Trustee and the Security Agent (together with the Original Indenture, the First Supplemental Indenture and the Second Supplemental Indenture, the “Indenture”); WHEREAS, on August 16, 2024, the Issuers issued an additional $155,696,000 principal amount of the 2028 Notes, reflecting $155,696,000 principal amount of original 2028 Notes minus $5,696,195 of deemed amortization payments in respect of a May 15, 2024 amortization payment on the 2028 Notes, resulting in $149,999,805 principal amount outstanding on the issue date of such additional 2028 Notes (such issuance of additional 2028 Notes, the “August 2028 Notes Issuance”); WHEREAS, in connection with the August 2028 Notes Issuance, the Issuers agreed to pledge Hull B 367 named “VALI” (the “Vali Rig”) to secure the payment and performance of, among others, the Notes; WHEREAS, it is intended that pursuant to Section 5(h) of the note purchase agreement, dated as of August 9, 2024, among the Issuers (other than BNL), Borr Drilling Limited, the Guarantors listed therein and the purchasers listed therein, relating to the August 2028 Notes Issuance, the Undersigned, which is the owner of the Vali Rig and currently not a Guarantor, accedes to the Indenture as a Guarantor of the Notes in accordance with Section 9.01 of the Indenture, which provides that the Indenture may be amended by the parties hereto without notice to or the consent of any Noteholder to, among other things, add Guarantees with respect to the Notes; and PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BECAUSE SUCH PORTIONS ARE BOTH NOT MATERIAL AND CONTAIN PERSONAL INFORMATION. THE OMISSIONS HAVE BEEN INDICATED BY ASTERISKS (“[***]”)

2 WHEREAS, the Issuer has requested that the Trustee and the Security Agent execute this Fourth Supplemental Indenture in accordance with Section 9.06 of the Indenture. AGREEMENT NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained and intending to be legally bound, the parties to this Fourth Supplemental Indenture hereby agree as follows: Section 1. Capitalized terms used herein and not otherwise defined herein are used as defined in the Indenture. Section 2. The Undersigned, by its execution of this Fourth Supplemental Indenture, agrees to be a Guarantor under the Indenture and to be bound by the terms of the Indenture applicable to Guarantors, and upon execution of this Fourth Supplemental Indenture, shall be a Guarantor. Section 3. This Fourth Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York. Section 12.10 of the Indenture shall be applicable in respect of this Fourth Supplemental Indenture mutatis mutandis and, as such, it is incorporated herein by reference mutatis mutandis. Section 4. This Fourth Supplemental Indenture may be signed in various counterparts which together will constitute one and the same instrument. Delivery of an executed signature page by facsimile or electronic transmission (e.g. “pdf” or “tif”), or any electronic signature complying with the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act or other applicable law, e.g., www.docusign.com, shall be effective as delivery of a manually executed counterpart hereof. Section 5. This Fourth Supplemental Indenture is an amendment supplemental to the Indenture, and the Indenture and this Fourth Supplemental Indenture will henceforth be read together. Section 6. The recitals and statements herein are deemed to be those of the Issuers and the Undersigned and not the Trustee or the Security Agent. Neither the Trustee nor the Security Agent shall be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Fourth Supplemental Indenture or the recitals thereto. Section 7. All notices or other communications to the Issuers and the Guarantors shall be given as provided in Section 12.02 of the Indenture. [Signature Page Follows]

[Signature Page to the Fourth Supplemental Indenture] IN WITNESS WHEREOF, the parties hereto have caused this Fourth Supplemental Indenture to be duly executed as of the date first above written. Borr IHC Limited By: Name: Mi Hong Yoon Title: Director

[Signature Page to the Fourth Supplemental Indenture] Borr Finance LLC By: Name: Mi Hong Yoon for Borr IHC Limited Title: Sole Managing Member [***] [***]

[Signature Page to the Fourth Supplemental Indenture] Borr Natt Inc. By: Name: Mi Hong Yoon Title: Director

[Signature Page to the Fourth Supplemental Indenture] Borr West Africa Assets Inc. By: Name: Mi Hong Yoon Title: Director

[Signature Page to the Fourth Supplemental Indenture] Prospector Rig 5 Contracting Company Limited By: Name: Andreas Lavik Lie Title: Director

[Signature Page to the Fourth Supplemental Indenture] Borr Natt Limited By: Name: Mi Hong Yoon Title: Director

[Signature Page to the Fourth Supplemental Indenture] Borr Vale Inc. By: Name: Mi Hong Yoon Title: Director

[***] [***]

[Signature Page to the Fourth Supplemental Indenture] WILMINGTON TRUST (LONDON) LIMITED, as Security Agent By: Name: Title: Daniel Wynne, Authorised Signatory [***] [***]